Exhibit 99.1

Marvell Announces Bond Exchange

SANTA CLARA, Calif., November 16, 2021 /PRNewswire/ — Marvell Technology, Inc. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, announced that on November 16, 2021 it commenced an offer to exchange (the “Exchange Offer”) certain of the Company’s outstanding unregistered notes for new registered notes.

Under the Exchange Offer, the Company is offering to exchange up to (i) $433,817,000 aggregate principal amount of new 4.200% Senior Notes due 2023 and (ii) $479,394,000 aggregate principal amount of new 4.875% Senior Notes due 2028 (together, the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its unregistered (i) $433,817,000 aggregate principal amount of its outstanding 4.200% Senior Notes due 2023 and (ii) $479,394,000 aggregate principal amount of its outstanding 4.875% Senior Notes due 2028 (together, the “Outstanding Notes”). The terms of the Exchange Notes offered in the Exchange Offer are substantially identical to the terms of the respective series of the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act, and certain transfer restrictions, registration rights, and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes.

The purpose of the Exchange Offer is to fulfill the Company’s obligations under the applicable registration rights agreement entered into in connection with the issuance of the Outstanding Notes. The Company will not receive any proceeds from the Exchange Offer.

The Exchange Offer will expire at 5:00 p.m. New York City time, on December 15, 2021, unless extended (such date and time, as may be extended, the “Expiration Date”). The settlement date for the Exchange Offer will occur promptly following the Expiration Date. The terms of the Exchange Offer and other information relating to the Company are set forth in a prospectus dated November 16, 2021 (the “prospectus”), a copy of which has been filed with the Securities and Exchange Commission (the “SEC”). The Company has not authorized any person to provide information other than as set forth in the prospectus.

ADDITIONAL INFORMATION

Copies of the prospectus can be obtained from the exchange agent, Global Bondholder Services Corporation, by telephone at (212) 430-3774 or toll free at (866) 470-3800, by writing via regular or certified mail, or overnight courier, to Global Bondholder Services Corporation, Attention: Corporate Actions, 65 Broadway – Suite 404, New York, New York 10006 or by email at contact@gbsc-usa.com.

This press release is for informational purposes only and is neither an offer to exchange or sell, nor a solicitation of an offer to buy or exchange, the Exchange Notes. The Exchange Offer is made solely pursuant to the prospectus dated November 16, 2021, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

OFFERING RESTRICTIONS

This press release does not constitute an offer to purchase or exchange any securities or the solicitation of an offer to buy or exchange any securities nor does it constitute an invitation to participate in the Exchange Offer in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this press release in certain jurisdictions may be restricted by law. Persons into whose possession this press release or the prospectus come are required to inform themselves about, and to observe, any such restrictions.

ABOUT MARVELL

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.

For further information, contact:

Ashish Saran

Vice President, Investor Relations

408-222-0777

ir@marvell.com